Exhibit 99.1

AVIS BUDGET GROUP ANNOUNCES ESTIMATED 2007 RESULTS
AND AUTHORIZES SHARE REPURCHASE

•	Estimates full-year 2007 EBITDA will be $405-410 million and pretax income will be approximately $195 million, excluding unusual items.

•	Recent stock price decline will likely require non-cash goodwill impairment.

•	Projects revenue and earnings growth in 2008.

•	Expects 2008 peak financing to be fully committed by March 1.

•	Board authorizes $50 million share repurchase.

Parsippany, N.J., January 23, 2008 – Avis Budget Group (NYSE: CAR) today announced that it currently expects its full-year 2007 EBITDA, excluding unusual items (separation costs and any charge related to goodwill impairment), will be in the range of $405-410 million, generally in line with the Company’s prior projection of approximately $410 million.  In addition, the Company estimated that its full-year 2007 pretax income, excluding such unusual items, will be in line with the Company’s prior projection of approximately $195 million, and announced that its Board has authorized an initial repurchase of up to $50 million of the Company’s common stock.

“We faced an extremely challenging leisure pricing environment in the latter half of the fourth quarter, but with the balance provided by our commercial mix of business along with the cost control initiatives under way, we believe our full-year EBITDA (excluding unusual items) will nonetheless exceed $405 million,” said Avis Budget Group Chairman and Chief Executive Officer Ronald L. Nelson.  “During the fourth quarter, we managed costs assiduously throughout our organization; in particular, lower-than-expected fleet costs along with continued favorable experience in insurance and maintenance and damage expenses offset much of the pricing challenge.  In addition, our experience disposing of risk vehicles was not only consistent with our expectations but also in line with historical norms of 76-78% of cap cost.  While we share investors’ concerns about the general economic environment, we also consider our stock to be dramatically oversold and are eager to repurchase shares.”

As a result of the decline in the Company’s stock price, the Company will likely be required to record a one-time, non-cash charge for goodwill impairment in the fourth quarter.  Under FAS 142, the Company is required on an annual basis to perform a goodwill impairment assessment, which requires, among other things, a reconciliation of current equity market capitalization to shareholders’ equity.  At recent stock price levels, the Company’s total shareholders’ equity significantly exceeds its equity market capitalization, indicating the possibility of goodwill impairment.  This potential non-cash charge is unrelated to recent results or management’s long-range forecast, which continues to call for growth and margin expansion and, consequently, does not by itself indicate an impairment.  However, the Company is required to place greater emphasis on current trading values than on its forecasts in performing its impairment assessment.  The Company is unable to estimate the amount of its potential non-cash goodwill impairment charge at this time, but does expect it to be substantial.  Total goodwill is approximately $2.2 billion prior to any impairment.  The Company does not expect the potential goodwill impairment to affect any of its borrowing arrangements.

Separately, Avis Budget Group announced that it expects its revenues, EBITDA and pretax income will increase in 2008 compared to 2007 results excluding unusual items, based on a forecast of weak, but positive, economic and enplanement growth in 2008.  Results should increasingly benefit from the Company’s Performance Excellence process-improvement initiative, from growth in on- and off-airport transaction volumes, from modest car rental rate increases, and from continued expansion of ancillary revenues, including increased rentals of Where2 GPS navigation units.

The Company noted that, despite maturities of vehicle-backed debt during the year, it expects that its peak fleet financing requirements in 2008 will be fully satisfied through an expanded version of its typical seasonal vehicle-backed bank facility, which it expects to have closed by the end of February.  “We are starting to see the benefits of extended hold periods and moderation of fleet costs in our capital structure,” said David B. Wyshner, Avis Budget’s Chief Financial Officer.  “In model year 2008, we will purchase approximately 35,000 fewer cars than in 2007, even with a forecast of increasing transaction volumes.  We may opportunistically seek to issue intermediate-term asset-backed debt in 2008 if market conditions improve, but the seasonal facility, combined with the Company’s existing vehicle-backed facilities, is expected to provide sufficient funding capacity through our annual peak in the third quarter.”

“We continue to be the nation’s leading on-airport car rental company, and we are determined that our focus on winning customers and containing costs will be second-to-none.  We have grown in challenging environments before, and we are prepared to do so in 2008,” Mr. Nelson said.

The Company noted that the compilation of its full-year 2007 results has not yet been completed and that its estimated 2007 results are therefore preliminary and subject to change.  Avis Budget Group plans to formally announce its fourth quarter and full-year 2007 results, and to provide additional comments regarding its outlook for 2008, in mid-February.

Under the repurchase authorization, the Company will repurchase shares from time to time in open market transactions, accelerated stock buyback programs, tender offers, privately negotiated transactions or by other means.  Repurchases may also be made under a Rule 10b5-1 plan.  The timing and amount of repurchase transactions will be determined by the Company’s management based on its evaluation of market conditions, share price, legal requirements and other factors.  The program may be suspended, modified or discontinued at any time without prior notice.

About Avis Budget Group, Inc.
Avis Budget Group (NYSE: CAR) is a leading provider of vehicle rental services, with operations in more than 70 countries.  Through its Avis and Budget brands, the Company is the largest general-use vehicle rental company in each of North America, Australia, New Zealand and certain other regions based on published airport statistics.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 30,000 employees.   For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.  Any statements that refer to expectations or other characterizations of future events, circumstances or results, including all statements related to full year 2007 and 2008, estimated results, goodwill impairment and its effects, future fleet costs, cost-saving initiatives and share repurchases are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the high level of competition in the vehicle rental industry, greater than expected cost increases for new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, a downturn in airline passenger traffic, an occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, and the Company’s ability to accurately estimate its future results and implement its strategy for growth.  Other unknown or unpredictable factors also could have material adverse effects on Avis Budget Group’s performance or achievements.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.  Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, included under headings such as "Forward-Looking Statements", “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations".  Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Non-GAAP Financial Measures
This press release includes management’s estimate of EBITDA for 2007, excluding separation costs and goodwill impairment, which is a non-GAAP financial measure.  EBITDA represents income from continuing operations before non-vehicle related depreciation and amortization, non-vehicle related interest and income taxes. We believe that EBITDA is useful as a supplemental measure in evaluating the aggregate performance of our operating business.  EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation.  We exclude separation-related expenses and goodwill impairment as such items are not representative of the results of operations of our business.  Below is a reconciliation of this non-GAAP metric to management’s estimate of pretax income for 2007, excluding separation costs and goodwill impairment.  The Company is unable to reasonably estimate or predict separation costs, the amount of any potential impairment and certain other items for 2007; therefore, the Company is unable to provide a reconciliation to estimated net income for 2007 at this time.

Reconciliation of EBITDA to Income (loss) before Income taxes (in millions) (Estimated)
Total Company EBITDA, excluding separation costs and goodwill impairment	$ 405 - $410
Less: Non-vehicle related depreciation and amortization	(84)
Interest expense related to corporate debt, net	(128)
Income (loss) before Income taxes, excluding separation costs and goodwill impairment	$ 193 - $ 198

Contacts
Media Contact:	Investor Contact:
John Barrows 973-496-7865	David Crowther 973-496-7277

#   #   #